Exhibit 99.3

News Release
FIS Commences Tender Offer to Repurchase up to $2.5 Billion of Shares of Common Stock
JACKSONVILLE, Fla., July 6, 2010 — Fidelity National Information Services, Inc. (“FIS”) (NYSE:FIS) announced today the launch of its previously announced tender offer for the purchase of up to $2.5 billion of shares of its common stock. The offer has a price range of $29.00 to $31.00 per share and could result in a purchase of up to 86,206,896 shares. The tender offer is expected to expire at 5:00 p.m., New York City time, on Tuesday, August 3, 2010.
The tender offer will be conducted via a modified “Dutch auction.” Under this offer, FIS shareholders may tender all or a portion of their common shares within the price range set forth above. Based on the number of shares tendered and the prices specified by the tendering shareholders, FIS will determine the lowest price per share within the range at which FIS can purchase up to $2.5 billion of shares of its common stock, or such lesser number of shares as are properly tendered and not properly withdrawn.
Specific instructions and an explanation of the terms and conditions of the tender offer are contained in the offer to purchase and related materials that are being mailed to FIS shareholders.
FIS anticipates obtaining all of the funds necessary to purchase shares tendered in the tender offer through the incurrence of incremental debt in the form of additional term loans and long-term bonds and from borrowings to be made under existing financing facilities of FIS. The tender offer is subject to the completion of financing to fund the tender offer, as well as other customary conditions.
Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated will serve as the dealer managers, Georgeson Inc. will serve as the information agent, and Computershare Trust Company, N.A. will serve as the depositary in the tender offer.
About FIS
FIS delivers banking and payments technologies to more than 14,000 financial institutions and businesses in over 100 countries worldwide. FIS provides financial institution core processing, and card issuer and transaction processing services, including the NYCE Network. FIS maintains processing and technology relationships with 40 of the top 50 global banks, including nine of the top 10, as ranked by Bankersalmanac.com in November 2009. FIS is a member of Standard and Poor’s (S&P) 500® Index and holds a leading ranking in the annual FinTech 100 rankings. Headquartered in Jacksonville, Fla., FIS employs more than 30,000 on a global basis. FIS is listed on the New York Stock Exchange under the “FIS” ticker symbol.
Forward-Looking Statements
This news release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future economic performance and are not statements of fact, actual results may differ materially from those projected. FIS undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, statements regarding our ability to complete the tender offer, our ability to obtain the financing necessary for funding the purchase of shares pursuant to the tender offer and the terms and conditions of such financing, the price at which we purchase shares pursuant to the tender offer, the number of shares we are able to purchase pursuant to the tender offer, and other risks detailed in “Forward-Looking Statements” in the offer to purchase, and “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of FIS’ Form 10-K and other filings with the Securities and Exchange Commission.
Additional Information
This press release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to sell any shares of FIS common stock. The solicitation and offer to purchase shares of FIS common stock is being made only pursuant to the offer to purchase, dated July 6, 2010, as amended and supplemented from time to time, and related materials. Shareholders can obtain free copies of these materials and other documents filed by the company with the Securities and Exchange Commission at www.sec.gov or at the Investors section of the company’s website at www.fisglobal.com/AboutFIS. Shareholders also may obtain free copies of these materials from Georgeson Inc., FIS’ information agent, by calling (800) 891-3214 or (212) 440-9800. Shareholders are urged to carefully read these materials prior to making any decision with respect to the offer because they contain important information about the offer.
For More Information:

Marcia Danzeisen, (904) 854-5083	Mary Waggoner, (904) 854-3282
Senior Vice President	Senior Vice President
FIS Global Marketing and Corporate Communications	FIS Investor Relations
marcia.danzeisen@fisglobal.com	mary.waggoner@fisglobal.com
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